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                                                                      EXHIBIT 11

                          APPALACHIAN BANCSHARES, INC.

                 STATEMENT RE: COMPUTATION OF EARNINGS PER SHARE



The following tabulation presents the calculation of basic and diluted earnings per common share for the three-month and nine month period ended September 30, 2000 and 1999. Average shares outstanding have been retroactively adjusted on an equivalent share basis for the effects of the two-for-one stock split issued on April 12, 2000.

                                              Three Months Ended              Nine Months Ended
                                                 September 30                    September 30
                                          --------------------------      --------------------------
                                             2000            1999            2000            1999
                                          ----------      ----------      ----------      ----------

BASIC EARNINGS PER SHARE:
  Net Income                              $  583,599      $  347,113      $1,277,456      $  851,330

  Earnings on common shares'
    Taxable securities                       583,599         347,113       1,277,456         851,330


  Weighted average common shares           2,831,071       2,647,248       2,721,195       2,646,670
   outstanding - basic
  Basic earnings per common shares        $      .21      $      .13      $      .47      $      .32
                                          ==========      ==========      ==========      ==========

DILUTED EARNINGS PER SHARE:
  Net Income                              $  583,599      $  347,113      $1,277,456      $  851,330

  Weighted average common shares           3,082,015       2,851,632       2,924,217       2,838,050
   outstanding - diluted
  Diluted earnings per common shares      $      .19      $      .12      $      .44      $      .30
                                          ==========      ==========      ==========      ==========